AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2005
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                                                                                            ABITIBI-CONSOLIDATED
   ABITIBI-CONSOLIDATED INC.           (Exact Name of Registrant as Specified in its Charter)                COMPANY OF CANADA
            Canada               (Province of Other Jurisdiction of Incorporation or Organization)             Quebec, Canada
             2621                     (Primary Standard Industrial Classification Code Number)                    2621
        Not Applicable                  (I.R.S. Employer Identification No., if Applicable)                  Not Applicable
Suite 800, 1155 Metcalfe Street                                                                     Suite 800, 1155 Metcalfe Street
   Montreal, Quebec H3B 5H2                                                                             Montreal, Quebec H3B 5H2
            Canada                                                                                               Canada
        (514) 875-2160                                                                                       (514) 875-2160
                         (Address and Telephone Number of Registrant's Principal Executive Offices)

     CT Corporation System                                                                                CT Corporation System
  111 8th Avenue, 13th Floor                                                                           111 8th Avenue, 13th Floor
      New York, New York                                                                                    New York, New York
             10011                                                                                                10011
        (212) 894-8700                                                                                        (212) 894-8700
    (Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of agent for service in the United States)

                                                           Copies to:

         JACQUES VACHON                   PIERRE RAYMOND                 EDWIN S. MAYNARD             CHRISTOPHER J. CUMMINGS
    ABITIBI-CONSOLIDATED INC.           STIKEMAN ELLIOTT LLP            PAUL, WEISS, RIFKIND,          SHEARMAN & STERLING LLP
 1155 METCALFE STREET, SUITE 800    1155 RENE-LEVESQUE BLVD. WEST      WHARTON & GARRISON LLP            COMMERCE COURT WEST
         MONTREAL, QUEBEC                    SUITE 4000                  1285 AVENUE OF THE           199 BAY STREET, SUITE 4405
          CANADA H3B 5H2                  MONTREAL, QUEBEC            AMERICAS NEW YORK, N.Y.         TORONTO, ONTARIO, CANADA
          (514) 875-2160                   CANADA H3B 3V2                   10019-6064                        M5L 1E8
                                           (514) 397-3000                 (212) 373-3000                   (416) 360-8484

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement.
                           PROVINCE OF QUEBEC, CANADA
                (PRINCIPAL JURISDICTION REGULATING THIS OFFERING)

It is proposed that this filing shall become effective (check appropriate box below):
A. |_| upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. |X|   at some future date (check appropriate box below)
         1. |_| pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
         2. |_| pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
         3. |_| pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
         4. |X| after the filing of the next amendment to this Form (if preliminary material is being filed).
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]

                                                 ------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM AGGREGATE
      TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING PRICE            OFFERING PRICE (1)          AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED          PER SECURITY (1)                                    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities....................     U.S.$800,000,000             100%               U.S.$800,000,000            U.S.$94,160
--------------------------------------------------------------------------------------------------------------------------------
Guarantees.........................           (3)                    (3)                       (3)                     None
--------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of determining the registration fee.
(2) In U.S. dollars or the equivalent thereof in foreign denominated currencies or currency units, or if any Debt Securities are issued at an original issue discount such greater amount as shall result in an aggregate initial offering price of U.S.$800,000,000.
(3) Guarantees by Abitibi-Consolidated Inc. being registered on Form F-10 hereunder are to be sold without separate consideration.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.

================================================================================

                                     PART I

                      INFORMATION REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS


                   SUBJECT TO COMPLETION, DATED MARCH 3, 2005

THIS SHORT FORM SHELF PROSPECTUS HAS BEEN FILED UNDER A LEGISLATION IN THE PROVINCE OF QUEBEC THAT PERMITS CERTAIN INFORMATION ABOUT THESE SECURITIES TO BE DETERMINED AFTER THIS PROSPECTUS HAS BECOME FINAL AND THAT PERMITS THE OMISSION FROM THIS PROSPECTUS OF SUCH INFORMATION. SUCH LEGISLATION REQUIRES THE DELIVERY TO PURCHASERS OF A PROSPECTUS SUPPLEMENT CONTAINING THE OMITTED INFORMATION WITHIN A SPECIFIED PERIOD OF TIME AFTER AGREEING TO PURCHASE ANY OF THESE SECURITIES.

NO SECURITIES COMMISSION OR ANY SIMILAR AUTHORITY IN CANADA HAS IN ANY WAY PASSED UPON THE MERITS OF THE SECURITIES OFFERED HEREUNDER AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENSE. THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA AND, SUBJECT TO CERTAIN EXCEPTIONS, MAY NOT BE OFFERED OR SOLD IN CANADA.

                                [GRAPHIC OMITTED
                          [LOGO - ABITIBI CONSOLIDATED]

                     ABITIBI-CONSOLIDATED COMPANY OF CANADA

                                 US$800,000,000

                                 DEBT SECURITIES

                   Unconditionally Guaranteed as to Payment by
                            ABITIBI-CONSOLIDATED INC.
                              ____________________

      Abitibi-Consolidated Company of Canada (the "Issuer") may from time to time offer up to an aggregate amount of US$800,000,000 of debt securities (the "Debt Securities"), guaranteed as to payment of principal, premium, if any, and interest (the "Guarantees" and, together with the Debt Securities, the "Securities"), by Abitibi-Consolidated Inc. (the "Guarantor") during the 25-month period that this short form shelf prospectus (including any amendments thereto) remains valid.

      We will provide the specific terms of the Debt Securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest.

                              ____________________

      INVESTING IN THE DEBT SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 21 OF THIS PROSPECTUS.

      OUR EARNINGS COVERAGE RATIO FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2004 CALCULATED IN ACCORDANCE WITH CANADIAN SECURITIES LEGISLATION IS LESS THAN ONE-TO-ONE.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      WE ARE PERMITTED TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH CANADIAN DISCLOSURE REQUIREMENTS, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. WE PREPARE OUR FINANCIAL STATEMENTS IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND THEY ARE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS. THEY MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

      OWNING THE SECURITIES MAY SUBJECT YOU TO TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT DESCRIBE THESE TAX CONSEQUENCES FULLY. YOU SHOULD READ THE TAX DISCUSSION IN THIS PROSPECTUS OR IN ANY APPLICABLE PROSPECTUS SUPPLEMENT.

      YOUR ABILITY TO ENFORCE CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BECAUSE OF THE FACT THAT THE ISSUER HAS BEEN AMALGAMATED UNDER THE COMPANIES ACT (QUEBEC), THAT THE GUARANTOR HAS BEEN AMALGAMATED UNDER THE CANADA BUSINESS CORPORATIONS ACT, THAT MOST OF THEIR OFFICERS AND DIRECTORS AND MOST OF THE EXPERTS NAMED IN THE PROSPECTUS ARE RESIDENTS OF CANADA, AND THAT MANY OF THEIR ASSETS ARE LOCATED IN CANADA.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE DEBT SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE DEBT SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THE DEBT SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

            , 2005

                                TABLE OF CONTENTS


                                                                            PAGE

ABOUT THIS PROSPECTUS..........................................................2
INDUSTRY AND MARKET DATA.......................................................2
WHERE YOU CAN FIND MORE INFORMATION............................................2
STATEMENT REGARDING FORWARD-LOOKING INFORMATION................................4
THE ISSUER.....................................................................6
ABITIBI-CONSOLIDATED...........................................................6
USE OF PROCEEDS................................................................7
EARNINGS COVERAGE..............................................................7
DESCRIPTION OF THE SECURITIES..................................................8
RISK FACTORS..................................................................21
CERTAIN INCOME TAX CONSEQUENCES...............................................24
PLAN OF DISTRIBUTION..........................................................25
LEGAL MATTERS.................................................................25
EXPERTS.......................................................................26
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT.........................26
CONSENT OF AUDITORS...........................................................27

                              ABOUT THIS PROSPECTUS

      In this prospectus, unless otherwise specified or the context otherwise indicates, references to:

      o     the "Issuer" mean Abitibi-Consolidated Company of Canada;

      o     the "Guarantor" mean Abitibi-Consolidated Inc.; and

      o     "Abitibi-Consolidated," "us," "we" or "our" mean
            Abitibi-Consolidated Inc., its subsidiaries (including the Issuer) and its interests in partnerships, joint ventures and other entities.

      This prospectus is part of a registration statement on Form F-10 relating to the Securities that the Issuer and the Guarantor filed in the province of Quebec with the Autorite des marches financiers (the "AMF"), a commission of similar authority to the Securities and Exchange Commission (the "SEC"), and in the United States with the SEC. Under this process, the Issuer and the Guarantor may, from time to time, sell the Securities described in this prospectus in one or more offerings up to an aggregate principal amount of US$800,000,000. This prospectus provides you with a general description of the Securities that the Issuer and the Guarantor may offer. Each time the Issuer and the Guarantor sell Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any prospectus supplement together with the additional information incorporated by reference into this prospectus and described under the heading "Where You Can Find More Information." This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

      We present our consolidated financial statements in Canadian dollars. In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars and references to "dollars" or "$" are to Canadian dollars and references to "US$" are to United States dollars. Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"), which differ from accounting principles generally accepted in the United States ("U.S. GAAP"). For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they relate to our audited consolidated financial statements, see note 30 to our audited consolidated financial statements for the years ended December 31, 2004, 2003 and 2002, incorporated by reference in this prospectus.


                            INDUSTRY AND MARKET DATA

      Market data and certain industry statistics used throughout this prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Information from industry publications has been obtained from sources that we believe to be reliable, but the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and industry and market data, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy or completeness of such information.


                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and material change reports and other information with the AMF and file, or furnish, annual or current reports with the SEC. Under the multijurisdictional disclosure system adopted by the United States and Canada, we may prepare these reports and other information in accordance with disclosure requirements in Canada, and these requirements may differ from those in the United States. You may read and copy any document we file with the SEC at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington D.C. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      Our filing are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym "EDGAR," and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

      The SEC and the AMF allow us to "incorporate by reference" into this prospectus the information we file with or furnish to them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference into this prospectus the documents listed below, which were filed with the AMF under the Securities Act (Quebec) and filed with or furnished to the SEC under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such documents form an integral part of this prospectus:

      o     our Annual Information Form dated May 17, 2004;

      o our Management Proxy Circular dated February 24, 2004 in connection with the annual meeting of shareholders held on April 29, 2004, other than the sections entitled "Report of the Human Resources and Compensation Committee on Executive Compensation," "Performance Graph" and "Corporate Governance Practices;"

      o our audited consolidated financial statements and the notes thereto, as at December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, together with the auditors' report thereon;

      o our Management's Discussion and Analysis for the year ended December 31, 2004; and

      o our Material Change Report dated January 28, 2005 relating to the announcement of the permanent closure of both our Sheldon, Texas and Port-Alfred, Quebec newsprint mills.

      Any documents of the type referred to in the preceding paragraph, any unaudited interim consolidated financial statements, any interim management's discussion and analysis and any material change reports (excluding confidential material change reports) filed by the Guarantor with a securities commission or any similar authority in Canada after the date of this prospectus and prior to the termination of the offering of Securities shall be deemed to be incorporated by reference into this prospectus and form an integral part of this prospectus.

      In addition, any reports and any other information we file with, or furnish to, the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part if and to the extent expressly provided in such report or information.

      All information omitted from this prospectus which is permitted to be omitted under applicable securities laws will be contained in one or more supplements that will be delivered to purchasers of the Securities together with this prospectus. Any such supplement to this prospectus will be incorporated by reference into this prospectus as of the date of the supplement, but only for the purposes of the offering of the Securities to which the supplement relates.

      ANY STATEMENT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT (AS PART THEREOF) INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS PROSPECTUS OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT (AS PART THEREOF) WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS MODIFIES OR SUPERSEDES THAT STATEMENT. THE MODIFYING OR SUPERSEDING STATEMENT NEED NOT STATE THAT IT HAS MODIFIED OR SUPERSEDED A PRIOR STATEMENT OR INCLUDE ANY OTHER INFORMATION SET FORTH IN THE DOCUMENT THAT IT MODIFIES OR SUPERSEDES.

      The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Upon a new annual information form and the related annual audited consolidated financial statements together with the auditors' report thereon and management's discussion and analysis contained therein being filed by the Guarantor with, and where required, accepted by, the applicable securities regulatory authorities during the effectiveness of this prospectus, the previous annual information form, the previous annual audited consolidated financial statements and the accompanying management's discussion and analysis, material change reports and management proxy circulars filed prior to the commencement of the then current financial year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.

      Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Guarantor with the applicable securities regulatory authorities during the effectiveness of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.

      Copies of each of the documents incorporated by reference into this prospectus may be obtained by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which may be accessed at WWW.SEDAR.COM or by requesting a free copy of such documents by writing or calling us at the following address and telephone number:

                Abitibi-Consolidated Inc.
                1155 Metcalfe Street, Suite 800
                Montreal, Quebec
                Canada
                H3B 5H2

                (514) 875-2160

                Attention: Investor Relations

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE RESPECTIVE DATE ON THE FRONT OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.


                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      This prospectus includes or incorporates by reference forward-looking statements. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future constitute forward-looking statements, including such things as:

      o the prices and consumption of, and the demand for, the products that we sell;

      o future capital expenditures (including the amount and nature of the expenditures) and the results of these expenditures;

      o     business strategies and measures to implement strategies; and

      o competitive strengths, goals, expansion and growth of our business and operations.

      Statements that are preceded by or include words such as "believe," "expect," "aim," "intend," "will," "may," "anticipate," likely," "attempt," "goal," or "should" or words of similar meaning are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends and current conditions as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including:

      o the special considerations discussed in this prospectus and the documents incorporated herein by reference;

      o     fluctuations in foreign exchange or interest rates;

      o     labour unrest;

      o fluctuations in the availability or costs of raw materials or energy;

      o our ability to renew the water use rights relating to the operations of some of our hydroelectric facilities;

      o changes in existing forestry regulations or changes in how they are administered, which could result in the loss of certain contractual or other rights or permits that are material to our business;

      o the impact of fluctuations in duties imposed on lumber exported to the United States;

      o the impact of general economic conditions in the United States and Canada and in other countries in which we do business;

      o     underfunded pension liabilities;

      o     competitive actions by other companies;

      o industry conditions, including the adoption of new environmental laws and regulations and changes in how they are interpreted and enforced;

      o     the availability of qualified personnel or management;

      o     the outcome of certain litigation or disputes;

      o     conditions in the capital markets;

      o     the approval of regulatory authorities;

      o     opportunities available to or pursued by us;

      o our ability to successfully integrate companies or businesses acquired; and

      o     other factors, many of which are beyond our control.

      We caution that the foregoing list of important factors is not exhaustive. We also caution that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this prospectus and the documents incorporated herein by reference are qualified by these cautionary statements and the cautionary statements contained in the documents incorporated by reference. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences or effects. You should also carefully consider the matters discussed under "Risk Factors" in this prospectus, "Item 4:
Description of the Business -- Litigation" in our Annual Information Form dated May 17, 2004 and under "Risk and Uncertainties" in our Management's Discussion and Analysis for the year ended December 31, 2004, both of these documents being incorporated by reference into this prospectus.

                                   THE ISSUER

      The Issuer was created by way of amalgamation in March 1997 under the laws of Quebec. The Issuer is a wholly-owned subsidiary of the Guarantor and has no operations that are independent of it. Substantially all of the Issuer's sales are made to the Guarantor and other members of our group. The financial results of the Issuer are included in our audited consolidated financial statements.

      The Issuer's and our principal executive and registered offices are located at 1155 Metcalfe Street, Suite 800, Montreal, Quebec, Canada H3B 5H2.


                              ABITIBI-CONSOLIDATED

GENERAL

      We are a global leader in the production of newsprint and uncoated groundwood (value-added groundwood) papers as well as a major producer of wood products, and generated sales of approximately $5.8 billion in 2004. We conduct business in approximately 70 countries and have operations based on three continents. We own or are a partner in 26 paper mills, 22 sawmills, five remanufacturing facilities and one engineered wood facility located in Canada, the United States, the United Kingdom, South Korea, China and Thailand. We have approximately 14,000 employees, excluding the employees of PanAsia Paper Co. Pte Ltd. ("PanAsia"), our 50% owned joint venture. We are responsible for the forest management of approximately 18 million hectares and are committed to the sustainability of the natural resources in our care. We are also the world's largest recycler of newspapers and magazines, serving 16 metropolitan areas in Canada and the United States and 130 local authorities in the United Kingdom, with 14 recycling centers and approaching 20,000 Paper Retriever(R) and paper bank containers.

INTERCORPORATE RELATIONSHIPS

      The following lists the principal subsidiaries of the Guarantor as at December 31, 2004, as well as their respective jurisdictions of incorporation. Parent-subsidiary relationships are denoted by indentations. Unless otherwise indicated, 100% of the shares of each subsidiary is owned by the immediate parent company. Subsidiaries, each of which represents not more than ten percent of the consolidated assets and not more than ten percent of the consolidated sales and operating revenues of the Guarantor, and all of which, in the aggregate, represent not more than twenty percent of the total consolidated assets and the total consolidated sales and operating revenues of the Guarantor, have been omitted.

                                                                 JURISDICTION OF
    CORPORATION                                                    INCORPORATION
    -----------                                                  ---------------
    Abitibi-Consolidated Inc.                                           Canada
          Abitibi-Consolidated Company of Canada(1)                     Quebec
                  Donohue Corp.                                        Delaware
                      Abitibi Consolidated Corp.(2)                    Delaware
                      Abitibi Consolidated Sales Corporation(3)        Delaware
-----------------
(1) The Issuer holds most of the Canadian operating assets of the Guarantor, as well as a 50% interest in PanAsia. PanAsia has an interest in four mills producing mainly newsprint located in South Korea, China and Thailand and a new newsprint mill under construction in China.
(2)   Abitibi Consolidated Corp. was formerly known as Donohue Industries Inc.
(3) Abitibi Consolidated Sales Corporation holds a 52.5% interest in a newsprint joint venture in Augusta, Georgia and a 100% interest in Abitibi-Consolidated Alabama Recycling Corporation and Abitibi-Consolidated Alabama Corporation, which together hold a 100% ownership interest in Alabama River Newsprint Company. Alabama River Newsprint Company is the result of a merger on July 1, 2004 between Alabama River Newsprint Company and Alabama River Recycling Company.

                                 USE OF PROCEEDS

      Except as may otherwise be set forth in a prospectus supplement, the net proceeds to be received by the Issuer from the offering and sale of Debt Securities will be used:

      o     to reduce our outstanding indebtedness; and

      o     for other general corporate purposes.

      The Issuer may invest funds that it does not immediately require in short-term marketable securities. Specific information about the use of proceeds from the sale of any Debt Securities will be included in a prospectus supplement.

                                EARNINGS COVERAGE

      The earnings coverage ratio set out below has been calculated for the twelve-month period ended December 31, 2004 in accordance with Canadian disclosure requirements. The earnings coverage ratio does not reflect any offering of Securities under this prospectus since the aggregate principal amounts and the terms of such Securities are not presently known. The applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of Securities.

      The earnings coverage ratio has been calculated on a consolidated basis using financial information prepared in accordance with Canadian GAAP by dividing our consolidated earnings by our interest obligations. For purposes of the calculation, our consolidated earnings represent our consolidated net earnings before interest and income taxes and our interest obligations represent our interest obligations on all our long-term debt (including long-term debt due within one year). Our consolidated earnings for the twelve-month period ended December 31, 2004 include mill closure elements of $32.0 million mainly related to the permanent closure of our Sheldon, Texas and Port-Alfred, Quebec mills, and $7.0 million of expenses relating to the start-up of the Alma paper machine.

      The annual interest obligations on our consolidated long-term debt (using applicable interest and exchange rates) for the twelve-month period ended December 31, 2004, were $390 million. Our consolidated earnings for the twelve-month period ended December 31, 2004, before interest on long-term debt and income taxes, were $188 million. For the twelve-month period ended December 31, 2004, the earnings coverage ratio was less than one-to-one and our consolidated earnings would have had to have been higher by approximately $202 million for the earnings coverage ratio to have been one-to-one for such period.

                          DESCRIPTION OF THE SECURITIES

The following description sets forth certain general terms and provisions of the Securities. The Issuer and the Guarantor will provide particular terms and provisions of a series of Securities, and a description of how the general terms and provisions described below may apply to that series, in a supplement to this prospectus. In this description, the term "Issuer" refers only to Abitibi-Consolidated Company of Canada and not to any of its subsidiaries and the term "Guarantor" refers only to Abitibi-Consolidated Inc. and not to any of its subsidiaries.

      The Securities will be issued under an indenture by and among the Issuer, the Guarantor and The Bank of Nova Scotia Trust Company of New York, as trustee, dated as of December 11, 2001. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following is a brief summary of certain provisions of the indenture and does not purport to be complete. Wherever a reference is made to particular provisions of the indenture, those provisions are incorporated by reference as a part of the statements made in this prospectus and are qualified in their entirety by reference to the indenture.

GENERAL

      The indenture does not limit the amount of Debt Securities which the Issuer may issue under the indenture. It provides that Debt Securities will be in registered form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Special Canadian and United States federal income tax considerations applicable to any Debt Securities denominated in a foreign currency will be described in the prospectus supplement relating to the offering of Debt Securities denominated in a foreign currency. Unless otherwise indicated in a prospectus supplement, the Debt Securities will be unsecured obligations. The Debt Securities offered pursuant to this prospectus will be issued in an amount of up to US$800,000,000 or the equivalent in foreign currency. The Indenture also permits us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

      The applicable prospectus supplement may contain a description of the following terms of the Debt Securities being offered:

      o     the title of the Debt Securities;

      o the limit, if any, upon the aggregate principal amount of the Debt Securities;

      o the extent and manner, if any, to which payment on the Debt Securities and the Guarantees will be senior or subordinated to other liabilities or obligations;

      o the percentage or percentages of principal amount at which the Debt Securities will be issued;

      o the date or dates on which the principal of (and premium, if any, on) the Debt Securities will be payable and the portion (if less than the principal amount) of the Debt Securities to be payable upon a declaration of acceleration of maturity;

      o the rate or rates (whether fixed or variable), or the method of determining the rate or rates, at which the Debt Securities will bear interest, if any, and the date or dates from which interest will accrue;

      o the dates on which any interest will be payable and the regular record dates for the payment of interest on Debt Securities in registered form;

      o the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable and the place or places where the Debt Securities can be presented for registration of transfer or exchange;

      o if other than in U.S. dollars, the currency or currency unit in which the Debt Securities are denominated or in which currency payment of the principal of (and premium, if any) and interest, if any, will be payable;

      o the denominations in which the Debt Securities will be issuable, if other than denominations of US$1,000 and any multiple of US$1,000;

      o whether the Issuer will issue the Debt Securities in the form of one or more global securities and, if so, the identity of the depositary for the global securities;

      o     any mandatory or optional sinking fund;

      o the period or periods, if any, within which the price or prices in the currency or currency unit in which and the terms and conditions upon which the Debt Securities may be redeemed or purchased by us;

      o the terms and conditions upon which you may redeem the Debt Securities prior to maturity and the price or prices in the currency or currency unit in which the Debt Securities are payable;

      o any index used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities;

      o the terms and conditions upon which the Debt Securities can be converted or exchanged for other securities of the Issuer or other entities; and

      o any other terms of the Debt Securities, including covenants and Events of Default, as defined later in this prospectus, which apply solely to a particular series of Debt Securities being offered which do not apply to the Debt Securities, or any covenants or Events of Default generally applicable to Debt Securities which will not apply to a particular series of Debt Securities being offered.

      Unless otherwise indicated in the applicable prospectus supplement:

      o     holders may not tender Debt Securities to the Issuer for repurchase;
            and

      o the rate or rates of interest at which the Debt Securities will bear interest will not increase if the Issuer or the Guarantor become involved in a highly leveraged transaction or the Issuer or the Guarantor is acquired by another entity.

      The Issuer may issue the Debt Securities under the indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The applicable prospectus supplement will describe any Canadian and United States federal income tax consequences and other special considerations applicable to any discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian or U.S. federal income tax purposes or both, as the case may be.

GUARANTEES

      The Guarantor will guarantee the payment of the principal, premium, if any, and interest on the Debt Securities issued by the Issuer when they become due and payable, whether at the stated maturity thereof, by declaration of acceleration or otherwise.

RANKING AND OTHER INDEBTEDNESS

      Unless otherwise indicated in a prospectus supplement, the Debt Securities will be: (i) direct unsecured obligations of the Issuer, equal in right of payment to all of the Issuer's existing and future unsecured unsubordinated debt; (ii) effectively subordinated to all of the Issuer's future secured debt to the extent of the assets securing such debt; (iii) senior in right of payment to any of the Issuer's future subordinated debt; and (iv) structurally subordinated to all of the existing and future debt and other liabilities of the Issuer's subsidiaries.

      Unless otherwise indicated in a prospectus supplement, the Guarantees will be: (i) direct unsecured obligations of the Guarantor, equal in right of payment to all of the Guarantor's existing and future unsecured unsubordinated debt;
(ii) effectively subordinated to all of the Guarantor's future secured debt to the extent of the assets securing such debt; (iii) senior in right of payment to any of the Guarantor's future subordinated debt; and (iv) structurally subordinated to all of the existing and future debt and other liabilities of the Guarantor's subsidiaries other than the Issuer.

      The Issuer, the Guarantor and their subsidiaries have issued, and may in the future issue, debt securities and have incurred, and may in the future incur, additional indebtedness other than through the offering of the Securities under this prospectus.

FORM, DENOMINATION AND EXCHANGE

      Unless otherwise indicated in the applicable prospectus supplement, the Issuer will issue Debt Securities only in fully registered form without coupons, in denominations of US$1,000 and multiples of US$1,000.

      The applicable prospectus supplement may indicate the places to register a transfer of Debt Securities. Except for certain restrictions set forth in the indenture, no service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Issuer may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these transactions.

PAYMENT

      Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the Debt Securities (other than global securities) will be paid at the office or agency of the trustee, at One Liberty Plaza, 23rd Floor, New York, New York 10006, or by:

      o check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee, or

      o wire transfer to an account of a person entitled to receive payments.

      Unless otherwise indicated in the applicable prospectus supplement, these payments will be made to the persons in whose names the Debt Securities are registered on the close of business on the day or days specified by us.

GLOBAL SECURITIES

      Debt Securities of a series may be issued in whole or in part in global form and will be registered in the name of and deposited with, or on behalf of, a depository or its nominee identified in the prospectus supplement. Global securities will be registered in the name of a financial institution the Issuer selects, and the Debt Securities included in the global securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the "Depositary". Any person wishing to own a Debt Security must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

   SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES

      The Issuer's and the Guarantor's obligations, as well as the obligations of the trustee and those of any third parties employed by the Issuer or the Guarantor or the trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Issuer or the Guarantor make payment to the registered holder, the Issuer and the Guarantor have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to Debt Securities transfers.

      An investor should be aware that when Debt Securities are issued in the form of global securities:

      o the investor cannot receive Debt Securities registered in his or her own name;

      o the investor cannot receive physical certificates for his or her interest in the Debt Securities;

      o the investor must look to his or her own bank or brokerage firm for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

      o the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

      o the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security; the Issuer, the Guarantor and the trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interest in the global security; we and the trustee also do not supervise the Depositary in any way; and

      o the Depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

   SPECIAL SITUATIONS WHEN GLOBAL SECURITY WILL BE TERMINATED

      In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their interests in Debt Securities transferred into their own names, so that they will be direct holders.

      The special situations for termination of a global security are:

      o when the Depositary notifies the Issuer and the Guarantor that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); or

      o when and if the Issuer and the Guarantor decide to terminate a global security.

      The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of Debt Securities covered by the prospectus supplement. When a global security terminates, the Depositary (and not the Issuer, the Guarantor or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN DEFINITIONS

      Set forth below is a summary of certain of the defined terms used in the indenture. You should refer to the indenture for the full definition of all defined terms.

      "ATTRIBUTABLE VALUE" means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, and at any date as of which the amount of the payment is to be determined, the total net amount of rent required to be paid by that person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with Canadian GAAP. The net amount of rent required to be paid under the lease for any period will be the aggregate amount of rent payable by the lessee with respect to that period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.

      "COMMODITY PRICE PROTECTION AGREEMENT" means, in respect of any person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such person against fluctuations in commodity prices.

      "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of any person on a consolidated basis, including deferred pension costs, after deducting therefrom:

      (1) all current liabilities (excluding any indebtedness classified as a current liability);

      (2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and financing costs and all similar intangible assets; and

      (3) appropriate adjustments on account of minority interests of other persons holding shares of the Subsidiaries of such person, all as set forth in the most recent balance sheet of such person and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with Canadian GAAP.

      "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of any person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such person against fluctuations in currency exchange rates.

      "HEDGING OBLIGATIONS" of any person means the obligations of such person pursuant to any Interest Rate Protection Agreement, Currency Exchange Protection Agreement or Commodity Price Protection Agreement.

      "INTEREST RATE PROTECTION AGREEMENT" means, in respect of any person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such person against fluctuations in interests rates.

      "LIEN" means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to those properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "PERMITTED LIENS" of any person at any particular time means:

      (1) Liens existing on the date of the indenture (or those arising from pre-existing contractual commitments);

      (2) Liens incidental to the conduct of the business of that person or any Subsidiary of that person or the ownership of their property or assets, that do not materially impair the usefulness or marketability of those property or assets;

      (3) any Lien (except on fixed assets and on shares of a Subsidiary of that person) to secure any indebtedness issued, assumed or guaranteed by that person or any Subsidiary of that person which is payable upon demand or which matures by its terms less than twelve months from the date of issuance, assumption or guarantee;

      (4) any Lien in favor of a governmental entity in connection with the operations of that person or any Subsidiary of that person and not in respect of the financing thereof;

      (5) Liens in favor of that person or a Wholly-Owned Subsidiary of that person (but only so long as it is a Wholly-Owned Subsidiary of that person);

      (6)   Liens securing the Debt Securities being offered;

      (7)   Purchase Money Mortgages;

      (8) Liens on property or assets existing at the time the property or assets were acquired by that person, provided that those Liens were not incurred in anticipation of the acquisition;

      (9) Liens on property or assets of a corporation existing at the time that corporation becomes a Subsidiary of that person, or is liquidated or merged into, or amalgamated or consolidated with, that person or Subsidiary of that person or at the time of the sale, lease or other disposition to that person or Subsidiary of that person of all or substantially all of the properties and assets of a corporation;

      (10) Liens granted under any program for the securitization of accounts receivable of that person;

      (11) any Lien arising out of judgments or awards with respect to which the Guarantor, the Issuer or any other Subsidiary of the Guarantor shall be prosecuting an appeal or proceedings for review and with respect to which it shall be entitled to or shall have secured a stay of execution pending such appeal or proceedings for review;

      (12) Liens granted in the ordinary course of business in connection with Hedging Obligations; and

      (13) any renewal, refunding or extension of any Lien referred to in the foregoing clauses (1) through (12) provided that the principal amount of indebtedness secured by that Lien after the renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject to the Lien and any improvements on the property or assets.

      "PURCHASE MONEY MORTGAGE" of any person means any Lien created upon any property or assets of the person to secure or securing the whole or any part of the purchase price of the property or assets or the whole or any part of the cost of constructing or installing fixed improvements on those property or assets or to secure or securing the repayment of money borrowed to pay the whole or any part of the purchase price or cost of any vendor's privilege or

Lien on those property or assets securing all or any part of the purchase price or cost including title retention agreements and leases in the nature of title retention agreements.

      "SALE AND LEASEBACK TRANSACTION" of any person means an arrangement with any lender or investor or to which that lender or investor is a party providing for the leasing by that person of any property or asset of that person which has been or is being sold or transferred by that person more than 12 months after the acquisition of that property or, asset or the completion of construction or commencement of operation thereof to that lender or investor or to any person to whom funds have been or are to be advanced by that lender or investor on the security of that property or asset. The stated maturity of this type of arrangement shall be the date of the last payment of rent or any other amount due under the arrangement prior to the first date on which the arrangement may be terminated by the lessee without payment of a penalty.

      "SUBSIDIARY" of any person means an entity whose combined voting power of the outstanding Voting Stock is more than 50% owned, directly or indirectly, by that person or by one or more other Subsidiaries of that person or by that person and one or more Subsidiaries of that person.

      "VOTING STOCk" means capital stock or other ownership interests of a corporation, partnership or other entity which ordinarily has voting power for the election of directors (or persons performing similar functions) of that corporation, partnership or other entity, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

      "WHOLLY-OWNED SUBSIDIARY" of any person means a Subsidiary of that person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) is at the time owned by that person or by one or more Wholly-Owned Subsidiaries of that person or by that person and one or more Wholly-Owned Subsidiaries of that person.

COVENANTS

   LIMITATION ON LIENS

      The indenture provides that so long as any Debt Securities are outstanding, the Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise have outstanding any Lien securing any indebtedness for borrowed money or interest on any indebtedness for borrowed money (or any liability of the Guarantor or any of its Subsidiaries under any guarantee or endorsement or other instrument under which the Guarantor or any of its Subsidiaries is contingently liable, either directly or indirectly, for borrowed money or interest on borrowed money), other than Permitted Liens, without also at the same time or prior to that time securing, or causing the Subsidiary to secure, indebtedness under the indenture so that the Debt Securities are secured equally and ratably with or prior to the other indebtedness or liability, except that the Guarantor and its Subsidiaries may incur a Lien to secure indebtedness for borrowed money or enter into a Sale and Leaseback Transaction without securing the Debt Securities if the sum of:

      o the amount of indebtedness for borrowed money secured by Liens created, incurred or assumed after the date of the indenture and otherwise prohibited by the indenture; and

      o the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the indenture and otherwise prohibited by the indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Guarantor.

   LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

      The indenture provides that so long as any Debt Securities are outstanding, the Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

      o the Guarantor or the Subsidiary, as applicable, would be entitled, under the covenant described above under "Limitation on Liens", to enter into a Sale and Leaseback Transaction without securing the Debt Securities; or

      o the Guarantor or the Subsidiary, as applicable, applies, within 360 days after the effective date of any arrangement, an amount equal to the Attributable Value in respect of the leases relating to Sale and

            Leaseback Transactions to the prepayment or retirement of indebtedness of such person, which matures more than 12 months after the date of the creation of the indebtedness of such person.

      However, the Issuer and the Guarantor will not be required to prepay or retire Debt Securities of a series being offered under this prospectus before five years has elapsed since their issuance if the Guarantor or any of its Subsidiaries, as applicable, enters into a Sale and Leaseback Transaction, to the extent only that the amount to be paid or retired exceeds the difference between:

      o 25% of the original aggregate principal amount of the series of Debt Securities; and

      o any and all earlier mandatory payments made by the Issuer or the Guarantor, as applicable, on account of the principal amount of the series of Debt Securities.

      If the aggregate net proceeds that the Issuer or the Guarantor would be otherwise required to prepay or retire before five years from the issue date of the Debt Securities exceeds the difference described above, then the Issuer or the Guarantor, as the case may be, would have to prepay or retire the Debt Securities of the series, promptly after five years from the issue date, in an amount equal to the excess net proceeds.

   CONSOLIDATIONS, MERGERS, AMALGAMATIONS OR SALE OF ASSETS

      Each of the Issuer and the Guarantor may not amalgamate or consolidate with or merge into or enter into any statutory arrangement with any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

      (1) the entity formed by or continuing from the transaction or the person which acquires or leases all or substantially all of the properties and assets of the Issuer or the Guarantor, as applicable, is organized either under the laws of the United States, any state of the United States or the District of Columbia or the laws of Canada or any province thereof;

      (2) the successor entity expressly assumes or assumes by operation of law all of the Issuer's or the Guarantor's obligations, as applicable, under the Debt Securities or the Guarantees, respectively, and under the indenture;

      (3) immediately after giving effect to the transaction, no Event of Default and no event that with the passing of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing; and

      (4)   certain other conditions set forth in the indenture are met.

      If as a result of this type of transaction, property or assets of the Guarantor or any of its Subsidiaries would become subject to any Lien (other than a Permitted Lien), then, unless that Lien could be created pursuant to the indenture provisions described under the "Limitation on Liens" covenant above without equally and ratably securing the Debt Securities, the Guarantor, prior to or simultaneously with the transaction, must have caused the Debt Securities outstanding to be secured equally and ratably with or prior to the indebtedness secured by that Lien.

PAYMENT OF ADDITIONAL AMOUNTS

      Unless otherwise specified in an applicable prospectus supplement, any amounts to be paid by the Issuer or the Guarantor will be made free and clear of and without withholding or deduction for or on account of any present or future tax or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by or on behalf of the Government of Canada or the government of any political subdivision thereof or by any authority thereof having power to tax (hereinafter "taxes"), unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct taxes by law or by the interpretation or administration of the law. If the Issuer or the Guarantor is required to withhold or deduct any amount for or on account of taxes from any payment made under or with respect to any Debt Securities or any Guarantee, the Issuer or the Guarantor, as the case may be, will, unless otherwise specified in an applicable prospectus supplement, pay such additional amounts as may be necessary so that the net amount received by each holder of Debt Securities (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the taxes had not been withheld or deducted.

      However, no additional amounts will be payable with respect to a payment made to any holder:

      (1) with which the Issuer or the Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making the payment;

      (2) which is subject to the taxes by reason of its being connected with Canada or any province or territory of Canada otherwise than by the mere holding of Debt Securities or the receipt of payments under the Debt Securities, including a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

      (3) for or on account of any tax, assessment or other governmental charge which would not have been imposed but for the presentation by the holder of Debt Securities for payment on a date more than 10 days after the date on which that payment became due and payable or the date on which payment is duly provided for, whichever occurs later;

      (4) for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge; or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person on a debt security if payment can be made to that person without withholding by at least one other paying agent the identity of which is provided to that person;

      (5) for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a debt security; or

      (6)   for any combination of items (1), (2), (3), (4) and (5),

nor will additional amounts be paid with respect to any payment on a Debt Security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent that payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder of Debt Securities.

TAX REDEMPTION

      Unless otherwise specified in an applicable prospectus supplement, the Debt Securities of a series will be subject to redemption at any time at the option of the Issuer, in whole but not in part, at a redemption price equal to the principal amount of those Debt Securities (and premium on those Debt Securities, if any) together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if:

      (1)   the Issuer or the Guarantor, as the case may be, determines that,

            (a) as a result of any change in or amendment to the laws, regulations or rulings of Canada or of any political subdivision or applicable Canadian taxing authority in affecting taxation, or any change in official position regarding their application or interpretation (including a holding by a court of competent jurisdiction) which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement, it has or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Debt Security of the series as described under "Payment of Additional Amounts,"or

            (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in Canada or any political subdivision or applicable Canadian taxing authority, including any of those actions specified in paragraph (a) above, whether or not the action was taken or decision was rendered with respect to the Issuer or the Guarantor, or any change, amendment, application or interpretation shall be officially proposed, which, in the written opinion of legal counsel of recognized standing to the Issuer or the Guarantor will result in a material probability that the Issuer or the Guarantor will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of that series, and

      (2) in any of those cases the Issuer or the Guarantor, as the case may be, in its business judgment determines that the obligation cannot be avoided by the use of reasonable measures available to it; provided however, that:

            (a) no notice of redemption may be given earlier than 90 days or later than 30 days prior to the earliest date on which the Issuer or the Guarantor would, as applicable, be obligated to pay additional amounts were a payment in respect of a series of Debt Securities due, and

            (b) at the time a notice of redemption is given, an obligation to pay additional amounts remains in effect.

      In the event that the Issuer elects to redeem the Debt Securities of a series pursuant to the above provisions, the Issuer (and the Guarantor, if it has made the determinations described above in (1) and (2)) will deliver to the trustee a certificate, signed by an authorized officer, stating that the Issuer is entitled to redeem the Debt Securities of a series.

      The Issuer will give notice of a redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

PROVISION OF FINANCIAL INFORMATION

      The Guarantor, and the Issuer if it is required separately to file or furnish any information, documents and other reports with the SEC, will file with the trustee copies of its annual report and the information, documents and other reports that the Guarantor or the Issuer, as applicable, is required to file with or furnish to the SEC, pursuant to the Exchange Act, within 15 days after it files or furnishes them, as applicable, with the SEC. Notwithstanding that the Guarantor (or the Issuer, as applicable) may not be required to remain subject to the reporting requirements of the Exchange Act, the Guarantor (and the Issuer, as applicable) will agree to continue to file with the SEC and provide to the trustee:

      o within 140 days after the end of each fiscal year, an annual report on Form 20-F or 40-F, as applicable; and

      o within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports.

      The information contained in these reports shall be, at a minimum, the information which is required to be provided in annual and quarterly reports under the laws of Canada or any province of Canada to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Guarantor has any of its securities listed on that stock exchange. Each of the reports sent to the trustee will be prepared in accordance with Canadian or United States disclosure requirements and generally accepted accounting principles, provided, however, that the Guarantor and the Issuer shall not be obligated to file reports with the SEC if the SEC does not permit these filings.

EVENTS OF DEFAULT

      When the term "Event of Default" is used in the indenture, these are some examples of its meaning with respect to a particular series of Debt Securities:

      o failure to pay when due any interest on any Debt Securities of a series, or additional amounts on any Debt Securities of that series when they become due and payable, and default continues for a period of 30 days;

      o failure to pay when due the payment of the principal of or premium, if any, on any Debt Securities of that series at its maturity;

      o failure to deposit any sinking fund payment when due by the terms of the Debt Securities of that series;

      o default in the performance, or breach, of any covenant or warranty of the Issuer or the Guarantor in the indenture in respect of the Debt Securities of that series or the related Guarantee (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with elsewhere in the indenture), and the default or breach continues for a period of 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding Debt Securities of that series affected by the default has given, by registered or certified mail, written notice to the Issuer and to the Trustee if the notice is given by the holders;

      o failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, indebtedness for borrowed money of the Guarantor or any Subsidiary of the Guarantor having an aggregate principal amount outstanding in excess of the greater of (1) US$100,000,000 and (2) 5% of Consolidated Net Tangible Assets of the Guarantor as at the end of the then last completed financial quarter of the Guarantor;

      o     certain events of bankruptcy, insolvency or reorganization; and

      o any other Events of Default provided with respect to the Debt Securities of that series.

      If an Event of Default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series, subject to any subordination provisions, may require us to repay immediately:

      o the entire principal of, and premium on, if any, and all interest on, the Debt Securities of the series; or

      o if the Debt Securities are discounted securities, that portion of the principal as may be described in the applicable prospectus supplement.

      Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement.

      If Debt Securities are discounted securities, the applicable prospectus supplement will contain provisions relating to acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an Event of Default.

      Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all series of Debt Securities affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for all series of Debt Securities affected by an Event of Default.

      The Issuer and the Guarantor will each be required to furnish to the trustee annually a statement as to their compliance with all conditions and covenants under the indenture and, if not, specifying any defaults.

      No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

      (1) the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the Debt Securities of the affected series;

      (2) the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series affected by an Event of Default have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

      (3) the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an Event of Default a direction inconsistent with the request, within 60 days after their notice, request and offer.

      However, the above limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of principal of or any premium or interest on a Debt Security on or after the applicable due date specified in the Debt Security.

DEFEASANCE

      When we use the term defeasance, we mean discharge from some or all of the Issuer's and the Guarantor's obligations under the indenture. If the Issuer or the Guarantor deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due at the stated maturity date or a redemption date of the Debt Securities of a particular series, then at our option:

      o the Issuer and the Guarantor will be discharged from their respective obligations with respect to the Debt Securities of that series; or

      o the Issuer and the Guarantor will no longer be under any obligations to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to the Issuer and the Guarantor.

      If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities. Holders of the Debt Securities of the affected series may look only to the deposited funds or obligations for payment.

      To exercise this defeasance option the Issuer or the Guarantor, as the case may be, must deliver to the trustee:

      (1) an opinion of counsel in the United States stating that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize gain or loss for United States federal income tax purposes as a result of a defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

      (2) an opinion of counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

      (3) an opinion of counsel to the effect that the deposit shall not cause the trustee or the trust so created to be subject to the United States Investment Company Act of 1940.

      In addition to the delivery of the opinions described above, the following conditions must be met before the Issuer or the Guarantor, as the case may be, may exercise this defeasance option:

      o no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing for the Debt Securities of the affected series;

      o neither the Issuer nor the Guarantor is an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

      o     other customary conditions precedent are satisfied.

      The Issuer or the Guarantor may exercise this defeasance option notwithstanding its prior exercise of a covenant defeasance option described in the following paragraphs if each of the Issuer and the Guarantor meets the conditions described in the preceding sentence at the time the Issuer or the Guarantor exercises the defeasance option.

      The indenture provides that, at the Issuer's option, unless and until the Issuer has exercised its defeasance option described in the preceding paragraph, the Issuer and the Guarantor may omit to comply with the "LIMITATION ON LIENS", "LIMITATION ON SALE AND LEASEBACK TRANSACTIONS" and "CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS" covenants and certain other covenants and that omission shall not be deemed to be an Event of Default under the indenture and the outstanding Debt Securities upon irrevocable deposit with the trustee, in trust, of money or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding Debt Securities. If the Issuer exercises its covenant defeasance option, the obligations under the indenture other than with respect to the covenants and the Events of Default other than with respect to those covenants shall remain in full force and effect. The trust may only be established if, among other things:

      o the Issuer has delivered to the trustee an opinion of counsel in the United States to the effect that the holders of outstanding Debt Securities will not recognize gain or loss for United States federal income tax purposes as result of a covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same time as would have been the case if the covenant defeasance had not occurred;

      o the Issuer has delivered to the trustee an opinion of counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of a covenant defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same time as would have been the case had the covenant defeasance not occurred (and for the purposes of the opinion, Canadian counsel shall assume that holders of outstanding Debt Securities include holders who are not resident in Canada);

      o no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing for the Debt Securities of the affected series;

      o neither the Issuer nor the Guarantor is an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation;

      o the Issuer has delivered to the trustee an opinion of counsel to the effect that the deposit shall not cause the trustee or the trust so created to be subject to the United States Investment Company Act; and

      o     other customary conditions precedent are satisfied.

      The Issuer and the Guarantor may modify or amend the indenture with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under the indenture affected by the modification or amendment, provided, however, that the modification or amendment may not, without the consent of the holder of each affected series of outstanding Debt Securities:

      o change the stated maturity of the principal of, or any installment of interest, if any, on any debt security;

      o reduce the principal amount of (or the premium, if any) or interest on any debt security;

      o reduce the amount of principal of a debt security payable upon acceleration of its maturity;

      o     change the place of payment;

      o change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security;

      o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

      o reduce the percentage of principal amount of outstanding Debt Securities of the series, from which the consent of the holders is required to modify or amend the indenture or waive compliance with certain provisions of the indenture or waive certain defaults;

      o modify in any manner adverse to the holders of Debt Securities, the Guarantees or the terms and conditions of the Guarantees; or

      o modify any provisions of the indenture relating to modifying or amending the indenture or the waiving of past defaults or covenants except as otherwise specified in the indenture.

      The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Issuer and the Guarantor with certain restrictive provisions of the indenture. The holders of a majority in principal amount of outstanding Debt Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. The indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of Debt Securities, to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any holder of securities.

CONSENT TO JURISDICTION AND SERVICE

      Under the indenture, each of the Issuer and the Guarantor irrevocably appoints CT Corporation System, 111 8 th Avenue, 13 th Floor, New York, New York, as its authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the indenture and for actions brought under federal or state securities laws in any federal or state court located in the City of New York, and irrevocably submits to that jurisdiction.

GOVERNING LAW

      The indenture is, and the Securities will be, governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

      The Guarantor and the Issuer were respectively amalgamated under the Canada Business Corporations Act and the Companies Act (Quebec). A substantial portion of their respective assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon the Guarantor, the Issuer and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of the Guarantor, the Issuer and such directors, officers or experts under the United States federal securities laws. The Guarantor and the Issuer have been advised by their Canadian counsel, Stikeman Elliott LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon the United States federal securities laws.

TRUSTEE

      The trustee under the indenture is The Bank of Nova Scotia Trust Company of New York. The Bank of Nova Scotia Trust Company of New York is one of the co-transfer agents for the Guarantor's common shares and performs other services for the Guarantor and its Subsidiaries in the ordinary course of business.

                                  RISK FACTORS

PROSPECTIVE PURCHASERS OF THE DEBT SECURITIES SHOULD CONSIDER CAREFULLY THE RISK FACTORS RELATING TO OUR BUSINESS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE PURCHASING THE DEBT SECURITIES OFFERED HEREBY.

PRICES FOR OUR PRODUCTS HAVE FLUCTUATED SIGNIFICANTLY IN THE PAST AND SUSTAINED LOW PRICES MAY MATERIALLY HARM OUR BUSINESS.

      Our financial performance is dependent on the selling prices of our products. The markets for most paper and wood products are cyclical and are influenced by a variety of factors beyond our control, such as periods of excess product supply due to industry capacity additions, periods of decreased demand due to weak general economic activity in North America or internationally, inventory de-stocking by customers, and fluctuations in currency exchange rates. Realized prices for lumber, value-added groundwood papers and newsprint have fluctuated significantly in the past and will continue to do so in the future, particularly as a result of the development relating to the softwood lumber dispute and the relative strength of the Canadian dollar compared to the United States dollar. We experienced operating losses in 2003 and in 2004 mainly as a result of the combined effect of lower paper sales, the relative strength of the Canadian dollar compared to the United States dollar, the countervailing and antidumping duties currently applied to our softwood lumber exports to the United States, and some asset write-downs, which were partly offset by higher U.S. dollar selling prices in our three business segments. We may again in the future experience operating losses should selling prices for our products decrease or the United States dollar weaken causing our Canadian dollar realization to decrease.

      In 2004, newsprint sales in North America represented 32% of our total sales. We assess the North American newsprint market to be a mature market. Between 2000 and 2001, North American newsprint demand declined by 1,417,000 tonnes or 11%. Since then, demand has declined by 600,000 tonnes in three years or an average of 1.7% annually. Concurrently, North American newsprint production capacity has declined by 2,409,000 tonnes or 15% since 2000. The 11% demand reduction observed in 2001 represented a significant structural, as opposed to cyclical, newsprint demand change. As a result of our assessment of the newsprint market, on January 26, 2005, we announced the permanent closure and the write down of our Port-Alfred, Quebec and Sheldon, Texas newsprint mills, as well as an in-depth review of our operations. In the future, there can be no assurance that North American newsprint market will not undergo other significant reductions in demand.

THE RELATIVE STRENGTH OF THE CANADIAN DOLLAR COMPARED TO THE UNITED STATES DOLLAR MAY SIGNIFICANTLY HARM OUR BUSINESS.

      Our principal markets are outside Canada and exposure to exchange rate risks cannot be avoided. While we attempt to manage some of our foreign exchange exposure through the use of financial instruments, we are not fully hedged. The majority of our net revenues are in United States dollars while a majority of our manufacturing costs are in Canadian dollars. Therefore, our exposure to the United States dollar is an inherent risk to our business. This exposure to the United States dollar causes volatility in our cash flows and earnings. As stated above, we experienced operating losses in 2003 and in 2004 mainly as a result of the combined effect of lower paper sales, the relative strength of the Canadian dollar compared to the United States dollar, the countervailing and antidumping duties currently applied to our softwood lumber exports to the United States, and some asset write-downs, which were partly offset by higher U.S. dollar selling prices in our three business segments. We may again in the future experience operating losses should selling prices for our products decrease or the United States dollar weaken further causing our Canadian dollar realization to decrease. There can be no assurance that the use of financial instruments will be effective in the management of our foreign exchange risk in the future.

OUR EXPORTS OF LUMBER TO THE UNITED STATES MAY CONTINUE TO BE SUBJECT TO DUTIES THAT WILL NEGATIVELY IMPACT THE PROFITABILITY OF OUR LUMBER BUSINESS.

      In 2002, following the expiration in March 2001 of the softwood lumber agreement between Canada and the United States and in response to complaints of United States-based competitors the United States Department of Commerce (the "USDOC") and the United States International Trade Commission rendered "final determinations" contending that Canadian softwood lumber was subsidized and sold at less than fair value, and threatening to injure a U.S. industry. As a result of these determinations, we are required to post cash deposits in respect of potential countervailing and antidumping duties on our exports of softwood lumber to the United States at current rates of 16.37% and 3.12%, respectively. These rates of 16.37% and 3.12% are in effect since December 20, 2004, following the completion of the first administrative review of the USDOC. Prior to that date, we were subject to countervailing and antidumping deposit rates of 18.79% and 12.44%, respectively.

      Our sales of wood products (of which the sales of lumber represent a very large portion) represented approximately l7.7% of our sales for the fiscal year ended December 31, 2004 and approximately 60% of our wood products sales were made in the United States in that period. We expensed a total of $82 million in estimated countervailing and antidumping duties in 2004. On the basis of our budgeted prices and volumes, we expect to expense approximately $70 million in countervailing and antidumping duties in 2005, but our final duty liability could be higher or lower. Our estimated duty deposits could increase or decrease in the future.

INCREASES IN ENERGY COSTS COULD HAVE A NEGATIVE EFFECT ON OUR EARNINGS.

      Energy is one of our largest cost components. Expressed in gigajoules and excluding PanAsia, we internally generated in 2004 approximately 39% of the steam and power required in our paper mills, mainly from hydroelectric and biomass sources and thermo mechanical pulp heat recovery systems. Another 26% of the energy we consumed in 2004 was comprised of electricity we bought in regulated jurisdictions. With respect to the remaining 35% of our energy needs, we were exposed to the fluctuations of energy commodities prices.

      Our ability to continue to internally generate hydroelectric power is, in some cases, conditional upon our ability to maintain and renew our rights to utilize and manage provincial waterways. These rights are subject to certain conditions and, although such rights have been granted pursuant to long term licenses and leases, the renewals of such licenses and leases are generally subject to government discretion. There can be no assurance that we will be able to renew the licenses and leases pursuant to which these rights have been granted and that such renewals will be granted by provincial government authorities on conditions that will be favourable to us.

      In 2004, electricity prices increased between 4% and 19% in the main regulated jurisdictions in which we conduct our operations. The major suppliers of our external electric power needs include provincial utilities. In May 2002, the power market in the Province of Ontario was deregulated. This change has not had a significant negative effect on our financial condition. However, there can be no assurance that, in the future, the effects of deregulation of power markets will not have a negative effect on our earnings. In Ontario, the government has also announced further changes to the regulatory environment of the Ontario electricity market. As a result of these changes, a larger portion of our consumption will be at a fixed price and such fixed price could increase over time.

      Prevailing high natural gas prices contributed to our decision to indefinitely idle our Lufkin, Texas mill in 2003 and to permanently shut down our Sheldon, Texas mill in 2004. We were confronted with an increase of up to 20% in the prices of natural gas at our operations in the United Kingdom in 2004 compared to 2003. There can be no assurance that energy price increases will not have a negative effect on our earnings.

OUR OPERATIONS ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL LAWS AND REGULATIONS.

      The environmental laws and regulations to which we are subject relate to, among other matters, employee health and safety, timber cutting, plant and wildlife protection, air emissions, wastewater discharges, waste management, surface water and groundwater quality, landfill site operations and the discharge of materials into the environment. These laws and regulations require us to obtain, maintain in force and operate in compliance with the conditions of permits and authorizations from the appropriate governmental authorities. In certain circumstances, these laws and regulations also require us to clean up discharges of materials into the environment from current and former facilities. Regulatory authorities exercise considerable discretion in whether or not to issue permits and the timing of permit issuances. If we fail to comply with applicable requirements, our operations at the affected facilities could be interrupted and we could be required to incur significant additional expenditures, which could harm our financial results and financial condition. In addition, changes in environmental laws and regulations or their application could require us to make further significant expenditures.

      Failure to comply with applicable environmental laws, regulations or permit requirements may result in fines or penalties or enforcement actions by the regulators, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial actions, any of which could entail significant expenditures.

      We expect to continue incurring ongoing capital and operating expenses to achieve and maintain compliance with environmental requirements, to upgrade existing equipment to comply with new environmental requirements and to clean up discharges of substances into the environment.

WE MAY FACE INCREASED COSTS FOR, OR DECREASED SUPPLY OF, FIBRE.

      Our Canadian mills obtain a majority of their logs and wood chips requirements from rights to cut timber on public lands pursuant to agreements with the applicable provincial governments. The volume of timber allocated to us under these agreements varies depending on, among other things, changes in the requirements of the mill, availability of alternate fibre sources, the level of forest management activities carried out by us to maintain a sustainable wood fibre yield, and adjustments to the volume of timber allocated to us as provided for in the legislation of each jurisdiction from time to time.

      Several provinces are currently reviewing their respective applicable legislation. These reviews could have an impact on the volume of fibre made available to us and our forest management practices. On December 14, 2004, the Commission for the study of public forest management in Quebec tabled its final report. The mandate of this commission was to examine the Quebec forest regime and the state of the forest on public land. The report of the Commission includes several recommendations dealing with practically all aspects of the Quebec forest regime. The report recommends a temporary reductions in the volumes harvested on public land. Increasing pressures are exercised by environmental groups and first nations on us, our customers, our suppliers and governmental authorities with respect to forest management practices. These pressures may also result in changes in our forest management practices. In addition, an eventual settlement of the softwood lumber dispute between Canada and the United States may require further reviews of provincial legislation. There can be no assurance that a reduction in harvesting rights allocation will not be implemented as a result of these reviews and that an increase of the costs of fibre or of forest management will not occur as a result.

WE ARE REQUIRED TO MAKE A CASH CONTRIBUTION TO OUR PENSION PLANS IN 2005 IN EXCESS OF OUR ANNUAL PENSION EXPENSE AND, WE MAY HAVE TO MAKE ADDITIONAL CASH CONTRIBUTIONS OVER TIME.

      We maintain both defined benefit and defined contribution pension plans. As at December 31, 2004, we had $779 million of underfunded liability under our pension plans. Pension funding requirements are dependent upon various factors, including interest rate levels, asset returns, regulatory requirements for funding purposes and changes to pensions plan benefits. In 2005, we anticipate that we will make a cash contribution of approximately $75 million in excess of our annual pension expense to satisfy a portion of the underfunded liability of our pension plans, as required by law. Over time, we will continue to make contributions to satisfy our pension plans' funding legal obligations. There can be no assurance that the plans' increased underfunded liability will not have a material adverse effect on our business, financial condition, results of operations, cash flow and ability to service our debt obligations.

WE ARE EXPOSED TO CHANGES IN BANKING AND CAPITAL MARKETS AND CHANGES IN INTEREST RATES.

      We require both short-term and long-term financing to fund our operations, including capital expenditures. Changes in banking, capital markets and/or our credit rating could affect the cost or availability of financing. In addition, we are exposed to changes in interest rates with respect to floating rate debt, and in determining the interest rate of any new debt issues. Changes in the capital markets or prevailing interest rates can increase or decrease the cost or availability of financing.

INTENSE GLOBAL COMPETITION COULD ADVERSELY AFFECT US.

      We compete in North American and overseas export markets with numerous forest products companies, some of which have greater financial resources than we do. Our lumber business also competes indirectly with firms that manufacture substitutes for wood building materials. While the principal basis for competition is price, we also compete on the basis of customer service, quality and product type. Our competitive position is influenced by the availability, quality and cost of fibre, energy and labour costs, plant efficiencies and productivity and foreign currency fluctuations. Some of our competitors may have lower fibre, energy, labour or other costs than we do, or less stringent environmental and other governmental regulations to comply with than we do. As well, certain competitors may be less leveraged than we are and therefore have greater financial flexibility than we do. In addition, variations in the exchange rates between the Canadian dollar and the United States dollar, and between the Canadian dollar and local currencies in each of our export markets, also affect the relative competitive position of our products when compared to our competitors outside of Canada. Our ability to compete in the markets to which we export our products is also dependent upon free access and transportation costs to such markets.

      There has been an increasing trend towards consolidation leading to new global producers. These global producers are typically large, well capitalized companies that may have greater flexibility in pricing and financial resources for marketing, investment and expansion than we do. It is also possible that existing and new competitors could invest in new paper machines with lower operating costs than our paper machines.

      There has also been an increasing trend toward consolidation among our customers. With fewer customers in the market for our products, the strength of our negotiation position with these customers could be weakened, which could have an adverse effect on our pricing, margins and profitability.

      If we are unable to compete effectively, our revenue could decline, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

LABOUR DISRUPTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

      As at December 31, 2004, excluding the employees at PanAsia, we employed approximately 14,000 employees, which is less than the number that we employed at the end of 2003. Collective bargaining agreements, including the five-year collective bargaining agreement entered into on July 7, 2004 (retroactive to May 1, 2004) with the Communications Energy and Paperworkers Union of Canada, have been renewed with all of our employees in 12 mills of our newsprint and value-added segments. Five collective agreements, covering 655 of our employees, which expired on or before December 31, 2004, are in the process of being renewed. The facilities covered by these collective agreements consist of one papermill, two sawmills and two groups of office employees. In 2005, 18 other collective agreements, covering approximately 2,000 employees, will expire for two papermills, six sawmills, seven woodlands operations and three groups of office employees. While we do not anticipate any labour disruptions at these facilities, as is the case with any negotiation, we may not be able to negotiate acceptable new collective bargaining agreements, which could result in a strike or work stoppage by the affected workers. Renewal of collective bargaining agreements could result in higher wages or benefits paid to union members. Therefore, we could experience a disruption of our operations or higher ongoing labour costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

                         CERTAIN INCOME TAX CONSEQUENCES

      The applicable prospectus supplement will describe the material Canadian and United States federal income tax consequences to an investor who is a citizen or resident of the United States of acquiring Debt Securities, including whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax and any consequences relating to Debt Securities payable in a currency other than U.S. dollars, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special terms.

                              PLAN OF DISTRIBUTION

      The Issuer may sell Debt Securities to or through underwriters or dealers. The Issuer may also sell the Debt Securities to one or more purchasers directly or through agents.

      We will describe in the applicable prospectus supplement the specific plan of distribution for a particular series of Debt Securities, including the name or names of any underwriters or agents, the purchase price or prices of the Debt Securities to be offered, the proceeds to the Issuer from the sale of the Debt Securities to be offered, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

      The Issuer may distribute Debt Securities from time to time in one or more transactions:

      o     at a fixed price or prices, which may be changed;

      o     at market prices prevailing at the time of sale;

      o     at prices related to prevailing market prices at the time of sale;
            or

      o     at prices to be negotiated with purchasers.

      The Debt Securities may be sold through agents or dealers designated by the Issuer. The agents will solicit offers by certain institutions to purchase the offered Debt Securities directly from the Issuer pursuant to contracts providing for payment and delivery on a future date. The applicable prospectus supplement will set forth the commission the Issuer will pay to the agents and any conditions to the contracts.

      The Issuer and the Guarantor may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of Debt Securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect of these liabilities. The underwriters, agents or dealers with whom the Issuer and the Guarantor enter into agreements may be our customers or may perform other services for us in the ordinary course of business.

      Each series of the Debt Securities will be a new issue with no established trading market. The Issuer and the Guarantor do not intend to list Debt Securities on any securities exchange or automated dealer quotation system; however, if the Issuer and the Guarantor do list Debt Securities of a series on an exchange, you will be informed in the applicable prospectus supplement. Some broker dealers may buy and sell Debt Securities to make a market in those Debt Securities, however, they are not obligated to engage in these activities and may discontinue buying and selling Securities at any time. The Issuer and the Guarantor cannot assure you that there will be liquidity in the trading market for any series of Debt Securities.

      THE DEBT SECURITIES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA. THE DEBT SECURITIES ARE NOT BEING OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF, EXCEPT IN CERTAIN CIRCUMSTANCES EXEMPT FROM THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS IN CANADA.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon by:

      o Stikeman Elliott LLP, our counsel on matters of Canadian and Quebec law; and

      o Paul, Weiss, Rifkind, Wharton & Garrison LLP, our counsel on matters of United States and New York law.

      On the date of this prospectus, the partners and associates of Stikeman Elliott LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP, own beneficially, directly or indirectly, less than 1% of the securities of the Guarantor.

                                     EXPERTS

      The audited consolidated financial statements as at December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent chartered accountants, given on the authority of said firm as experts in auditing and accounting.


              DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

      The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part, insofar as called for by the SEC's Form F-10:

      o The documents listed as being incorporated by reference in this prospectus in the second paragraph under "Where You Can Find More Information;"

      o     Consent of our accountants, PricewaterhouseCoopers LLP;

      o     Consent of our counsel, Stikeman Elliott LLP;

      o     Powers of attorney from our directors and officers;

      o     Indenture relating to the Securities;

      o     Statement of eligibility of the trustee on Form T-1; and

      o     Earnings coverage calculations.

                               CONSENT OF AUDITORS

      The Board of Directors of Abitibi-Consolidated Inc. (the "Company")

      We have read the prospectus dated March 3, 2005 relating to the issuance and sale by Abitibi-Consolidated Company of Canada, from time to time, of up to an aggregate amount of US$800,000,000 of debt securities, guaranteed unconditionally as to payment of principal, premium, if any, and interest by Abitibi-Consolidated Inc. (the "Prospectus"). We have complied with Canadian generally accepted standards for an auditors' involvement with a prospectus.

      We consent to the incorporation by reference in the Prospectus of our report to the Shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2004 and 2003, and the consolidated statements of earnings, deficit and cash flows for the years ended December 31, 2004, 2003 and 2002. Our report to the Shareholders of the Company is dated January 28, 2005.


Montreal, Canada                            (signed) PricewaterhouseCoopers LLP
March 3, 2005                                        Chartered Accountants

                                     PART II

                    INFORMATION NOT REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS

INDEMNIFICATION

THE GUARANTOR:

         Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), Abitibi-Consolidated Inc. may indemnify a present or former director or officer or a person who acts or acted at Abitibi-Consolidated Inc.'s request as a director or officer of another entity, or an individual acting in a similar capacity, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is made a party by reason of that association with Abitibi-Consolidated Inc. or another entity and provided that the director or officer, or an individual acting in a similar capacity, acted honestly and in good faith with a view to the best interests of Abitibi-Consolidated Inc. or of the other entity and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. A director or officer, or an individual acting in a similar capacity, is entitled to an indemnity from Abitibi-Consolidated Inc. as a matter of right if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

         The by-laws of Abitibi-Consolidated Inc. provide that Abitibi-Consolidated Inc. shall indemnify a present or former director or officer or a person who acts or acted at Abitibi-Consolidated Inc.'s request as a director or officer of another corporation of which Abitibi-Consolidated Inc. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Abitibi-Consolidated Inc. and provided that the director or officer acted honestly and in good faith with a view to the best interests of Abitibi-Consolidated Inc. and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

         The CBCA provides that Abitibi-Consolidated Inc. may purchase and maintain insurance for the benefit of any director or officer, or an individual acting in a similar capacity, against any liability incurred by the individual in his or her capacity as a director or officer, or an individual acting in a similar capacity, of Abitibi-Consolidated Inc. or as a director or officer, or an individual acting in a similar capacity, of another entity where the individual acts or acted in that capacity at Abitibi-Consolidated Inc.'s request.

THE ISSUER:

         Sections 123.87, 123.88 and 123.89 of the Companies Act (Quebec), as amended, provide as follows:

         123.87 [Defense] A company shall assume the defense of its mandatary prosecuted by a third person for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless the mandatary has committed a grievous offence or a personal offence separable from the exercise of his duties.

         [Criminal Proceedings] However, in a penal or criminal proceeding the company shall assume only the payment of the expenses of its mandatary if he had reasonable grounds to believe that his conduct was in conformity with the law, or the payment of the expenses of its mandatary if he has been freed or acquitted.

         123.88 [Expense] A company shall assume the expenses of its mandatary if, having prosecuted him for an act done in the exercise of his duties, it loses its case and the court so decides.

         [Expenses] If the company wins its case only in part, the court may determine the amount of the expenses it shall assume.

         123.89 [Obligations] A company shall assume the obligations contemplated in sections 123.87 and 123.88 in respect of any person who acted at its request as director for a legal person of which it is a shareholder or creditor.

         Abitibi-Consolidated Inc. carries directors' and officers' liability insurance in the amount of $75,000,000 in the aggregate annually which provides for coverage of directors and officers of Abitibi-Consolidated and its subsidiaries subject to a $500,000 deductible per claim for Abitibi-Consolidated Inc. and its subsidiaries but non deductible for directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling either the Guarantor or the Issuer pursuant to the foregoing provisions, each of the Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                  EXHIBITS (1)

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1 The Registrant's Annual Information Form dated May 17, 2004 for the fiscal year ended December 31, 2003 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on June 8, 2004).

4.2 The Registrant's Management Proxy Circular dated February 24, 2004 relating to the Annual Meeting of Shareholders held on April 29, 2004, other than the sections entitled "Report of the Human Resources and Compensation Committee on Executive Compensation", "Performance Graph" and "Corporate Governance Practices" (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Securities and Exchange Commission on March 22, 2004).

4.3 The Registrant's audited consolidated financial statements and the notes thereto, as at December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, together with the auditor's report thereon (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Securities and Exchange Commission on March 3, 2005).

4.4 The Registrant's Management's Discussion and Analysis for the year ended December 31, 2004, (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Securities and Exchange Commission on March 3, 2005).

4.5 The Registrant's Material Change Report dated January 28, 2005 (incorporated by reference to the Registrant's Report on Form 6-K, filed with the Securities and Exchange Commission on January 31,
           2005).

5.1        Consent of PricewaterhouseCoopers LLP.

5.2        Consent of Stikeman Elliott LLP.

6.1 Powers of Attorney (included on the signature page of this registration statement).

7.1 Indenture dated as of December 11, 2001 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and the Bank of Nova Scotia Trust Company of New York (the form of which is incorporated by reference to the Registrant's Registration Statement on Form F-9, filed with the Securities and Exchange Commission on November 20, 2001 (Registration No. 333-14110)).

7.2 Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to the Registrants' Registration Statement on Form F-9 filed with the Securities and Exchange Commission on November 20, 2001 (Registration No. 333-14110)).

-------------------
(1) For the purposes of this list of exhibits, where "Registrant" is used in the singular form, it will refer to Abitibi-Consolidated Inc. and where "Registrant" is used in the plural form, it will refer to both Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

         The Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Concurrently with the filing of this Registration Statement, each of the Registrants is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of process of any of the Registrants shall be communicated promptly to the Commission by an amendment to the applicable Form F-X referencing the file number of the relevant registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on March 3, 2005.

                                       ABITIBI-CONSOLIDATED COMPANY OF CANADA


                                       By:   /s/ John W. Weaver
                                             -----------------------------------
                                       Name:    John W. Weaver
                                       Title:   President and Chief Executive
                                                Officer


                                       By:   /s/ Pierre Rougeau
                                             -----------------------------------
                                       Name:    Pierre Rougeau
                                       Title:   Senior Vice President,
                                                Corporate Development and
                                                Chief Financial Officer


                                       ABITIBI-CONSOLIDATED INC.


                                       By:   /s/ John W. Weaver
                                             -----------------------------------
                                       Name:    John W. Weaver
                                       Title:   President and Chief Executive
                                                Officer


                                       By:   /s/ Pierre Rougeau
                                             -----------------------------------
                                       Name:    Pierre Rougeau
                                       Title:   Senior Vice President,
                                                Corporate Development and
                                                Chief Financial Officer

                 SIGNATURES WITH RESPECT TO ABITIBI-CONSOLIDATED
                                COMPANY OF CANADA


                                POWER OF ATTORNEY

            Each person whose signature appears below hereby constitutes and appoints John W. Weaver, Pierre Rougeau, Jacques P. Vachon and Allen Dea, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                                 Date
---------                     -----                                                 ----

/s/ John W. Weaver
-------------------           President and Chief Executive Officer             March 3, 2005
John W. Weaver                (Principal Executive Officer) and Director


/s/ Pierre Rougeau
-------------------           Senior Vice President, Corporate Development      March 3, 2005
Pierre Rougeau                and Chief Financial Officer (Principal Financial
                              and Accounting Officer) and Director


/s/ Jacques P. Vachon
---------------------         Senior Vice President, Corporate Affairs,         March 3, 2005
Jacques P. Vachon             Secretary and Director

                           SIGNATURES WITH RESPECT TO
                            ABITIBI-CONSOLIDATED INC.


                                POWER OF ATTORNEY

            Each person whose signature appears below hereby constitutes and appoints John W. Weaver, Pierre Rougeau, Jacques P. Vachon and Allen Dea, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                          Date
---------                             -----                          ----

/s/ John W. Weaver                    President and Chief        March 3, 2005
---------------------------           Executive Officer and
John W. Weaver                        Director
                                      (Principal Executive
                                      Officer)


/s/ Pierre Rougeau                    Senior Vice President,     March 3, 2005
---------------------------           Corporate Development and
Pierre Rougeau                        Chief Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)


/s/ Richard Drouin
---------------------------           Chairman of the Board      March 3, 2005
Richard Drouin, O.C., Q.C.


/s/ Jacques Bougie
---------------------------           Director                   March 3, 2005
Jacques Bougie


/s/ Marlene Davidge
---------------------------           Director                   March 3, 2005
Marlene Davidge


/s/ William E. Davis
---------------------------           Director                   March 3, 2005
William E. Davis


/s/ Dr. Hans Black
---------------------------           Director                   March 3, 2005
Dr. Hans Black



---------------------------           Director                   March __, 2005
Dong Kil Cho


/s/ Lise Lachapelle
---------------------------           Director                   March 3, 2005
Lise Lachapelle


/s/ Gary E. Lukassen
---------------------------           Director                   March 3, 2005
Gary E. Lukassen


/s/ C. Edward Medland
---------------------------           Director                   March 3, 2005
C. Edward Medland


/s/ John A. Tory
---------------------------           Director                   March 3, 2005
John A. Tory, Q.C.


/s/ David A. Ward
---------------------------           Director                   March 3, 2005
David A. Ward, Q.C.

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Abitibi-Consolidated Inc. and Abitibi-Consolidated Company of Canada in the United States, on March 3, 2005.


                                          ABITIBI CONSOLIDATED SALES CORPORATION


                                          By:  /s/ Breen Blaine
                                               ---------------------------
                                          Name:   Breen Blaine
                                          Title:  President


                                          By:  /s/ Pierre Rougeau
                                               ---------------------------
                                          Name:   Pierre Rougeau
                                          Title:  Treasurer

                                  EXHIBITS (1)


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1 The Registrant's Annual Information Form dated May 17, 2004 for the fiscal year ended December 31, 2003 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on June 8, 2004).

4.2 The Registrant's Management Proxy Circular dated February 24, 2004 relating to the Annual Meeting of Shareholders held on April 29, 2004, other than the sections entitled "Report of the Human Resources and Compensation Committee on Executive Compensation", "Performance Graph" and "Corporate Governance Practices" (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Securities and Exchange Commission on March 22, 2004).

4.3 The Registrant's audited consolidated financial statements and the notes thereto, as at December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, together with the auditor's report thereon (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Securities and Exchange Commission on March 3, 2005).

4.4 The Registrant's Management's Discussion and Analysis for the year ended December 31, 2004, (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Securities and Exchange Commission on March 3, 2005).

4.5 The Registrant's Material Change Report dated January 26, 2005 (incorporated by reference to the Registrant's Report on Form 6-K, filed with the Securities and Exchange Commission on January 31,
           2005).

5.1        Consent of PricewaterhouseCoopers LLP.

5.2        Consent of Stikeman Elliott LLP.

6.1 Powers of Attorney (included on the signature page of this registration statement).

7.1 Indenture dated as of December 11, 2001 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and the Bank of Nova Scotia Trust Company of New York (the form of which is incorporated by reference to the Registrant's Registration Statement on Form F-9, filed with the Securities and Exchange Commission on November 20, 2001 (Registration No. 333-14110)).

7.2 Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to the Registrants' Registration Statement on Form F-9 filed with the Securities and Exchange Commission on November 20, 2001 (Registration No. 333-14110)).

------------------
(1) For the purposes of this list of exhibits, where "Registrant" is used in the singular form, it will refer to Abitibi-Consolidated Inc. and where "Registrant" is used in plural form, it will refer to both
     Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc.